EXHIBIT 99.1

FOR RELEASE June 19, 2013

SOURCE: Uni-Pixel, Inc.

UniPixel Completes Build-Out of UniBoss Wet Lab and Analytical Facility

THE WOODLANDS, Texas — June 19, 2013 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, and lighting and display markets, has completed the build-out of its newly leased 7,500 square foot office and wet lab space, bringing its Woodlands facilities to more than 20,000 square feet. The wet lab area includes a chemistry lab for ink formulations and process validation, as well as analytical tools to support both manufacturing quality control and customer support.

The company also continues to advance the manufacturing build-out of its UniBoss™ pro-cap, multi-touch sensor film per two preferred pricing and capacity agreements with a major PC maker and an Ecosystem Partner announced earlier. The UniBoss manufacturing build-out includes printers and plating lines being installed at the state-of-the-art manufacturing facility within the Eastman Business Park, formerly Kodak Park, in Rochester, New York, as well as adding two additional plating lines to the company’s Texas facility. The company has also updated and added equipment to its mastering lab to support higher resolution design parameters.

Earlier this year, UniPixel appointed Robert Rusenko as vice president of manufacturing and Robert Berg as senior vice president of global sales—two highly experienced and capable executives. UniPixel has since brought on additional design, sales and marketing staff to support its operational platform and global commercialization efforts, bringing its current employee count to 32. The company plans to maintain an efficient operational structure around its UniBoss roll-to-roll flexible electronics manufacturing process. However, it expects to grow employee head count throughout the year as needed and continue to leverage resources and support from its licensees and Kodak.

UniPixel attended Computex in Taipei, Taiwan, two weeks ago, where it showcased 10.1” and 13.3” UniBoss product samples and prototypes. The demonstrations and meetings generated significant interest from touch-screen customers and the touch screen supply chain. The feedback was very positive. The public can see the progress the company has made with its functional UniBoss touch panels on its website, available here.

While UniBoss offers linear cost scalability from pocket-size mobile devices to large desktop displays, the company’s 10.1” and 13.3” prototype form factors target the highest growth segment of the market. DisplayBank forecasts the overall touch panel market to grow at 11% CAGR to reach $20.0 billion by 2015, whereas the market for 10.2” to 20.0” sizes is expected to grow at more than six times that rate, at a CAGR of 71% to $1.9 billion.

“We are laser focused on ramping manufacturing capabilities towards delivering product in Q4,” noted Reed Killion, president and CEO of UniPixel. “Our working relationship with Kodak is exceptional, and the support from our PC manufacturer and Ecosystem Partner continues to be very strong. The advancement and acceptance of metal mesh as an ITO replacement is gaining momentum in the touch ecosystem. We believe our UniBoss additive manufacturing process offers a price and performance curve to the touch market that ITO and other ITO subtractive processes can’t meet. The downstream supply chain qualification of partners and best practices is on track, and we are pleased with the lamination capabilities of several companies that were introduced to us by our PC and Ecosystem licensees.”

Legal Update
In June 2013, two purported class action complaints were filed in the United States District Court, Southern District of New York and the United States District Court, Southern District of Texas against the company and its CEO, CFO, and chairman. The complaints allege the company and its officers and directors violated the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, by making purportedly false and misleading statements concerning its licensing agreements and product development. The complaints seek unspecified damages on behalf of a purported class of purchasers of its common stock during the period from December 7, 2012 to May 31, 2013. UniPixel believes the complaints are without merit and it will vigorously defend against them. The company has directors' and officers' and corporate liability insurance to cover risks associated with securities claims filed against the company or its directors and officers, and has notified its insurers of the complaints.

The company received a ruling in its favor regarding procedure and jurisdiction in conjunction with its legal case against Conductive Inkjet Technologies (CIT). On April 29, 2013, Judge Sim Lake of the Southern District of Texas returned Uni-Pixel’s U.S. case against CIT for breach of contract and a declaratory judgment to Texas State Court in Montgomery County. CIT had sought to remove the case to Federal Court. The Federal Court, however, found that CIT had agreed to have the case heard in State Court. On May 24, 2013, the company filed a motion for summary judgment with the State Court on its claim that CIT breached an agreement with the company by filing suit in the UK rather than Texas State Court. The motion is currently pending. The company maintains that this case is meritless and will defend against it vigorously.

About UniBoss
A UniBoss touch-screen offers higher touch response and sensitivity, superior touch distinction, better durability, and lower power requirements. UniBoss offers the touch ecosystem the unique advantages of metal mesh touch sensors based on an additive, roll-to-roll, flexible electronics process, as compared to the traditional subtractive ITO-based and subtractive ITO replacement based touch sensor solutions. The UniBoss manufacturing process continues to be the only additive process that promises to reduce manufacturing costs and supply chain complexity of current ITO and other ITO replacement sensors by significantly minimizing manufacturing steps. Other production advantages include lower material costs and a simplified supply chain, as well as extensibility to many sizes and form factors.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~ 5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel's brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com